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                                                                       Exhibit 5
            DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN
                         COUNSELLORS AT LAW
                         ONE DETROIT CENTER
                  500 WOODWARD AVENUE - SUITE 4000
                    DETROIT, MICHIGAN 48226-3425      BLOOMFIELD HILLS, MICHIGAN
                                                         LANSING, MICHIGAN
                      TELEPHONE (313)223-3500        GRAND RAPIDS, MICHIGAN
                                                         WASHINGTON, D.C.
                      FACSIMILE (313)223-3598           CHICAGO, ILLINOIS
                                                          WARSAW, POLAND


                           March 23, 1994



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Kmart Corporation
              1992 Stock Option Plan
              Registration Statement on Form S-8

Gentlemen:

         As counsel for Kmart Corporation, a Michigan corporation (the "Corporation"), we are familiar with the corporate affairs of the Corporation and particularly with the corporate proceedings relating to the establishment of the Corporation's 1992 Stock Option Plan (herein called the "Plan").

         The Plan was duly and legally adopted by the Board of Directors of the Corporation.

         Based upon the above, we are of the opinion that:

         1.   The Corporation duly and validly has
              adopted and established the Plan
              taking all necessary corporate
              action for that purpose.

         2.   The shares of Common Stock of the
              Corporation covered by the Plan have
              been duly authorized and when issued
              pursuant to the Plan will be validly
              issued, fully paid and nonassessable
              and no personal liability will
              attach to the holders thereof.

                                  Exhibit 5
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                                    DICKINSON, WRIGHT, MOON, VAN DUSEN & FREEMAN

Securities and Exchange Commission
March 23, 1994
Page Two


         3.  The Plan is not subject to the
             Employee Retirement Income Security
             Act of 1974, as amended.

         We hereby consent to the use of this opinion as a part (Exhibit 5) to the Registration Statement on Form S-8 which is being filed by the Corporation with the Securities and Exchange Commission with respect to the Plan.

                                      Very truly yours,

                                      DICKINSON, WRIGHT, MOON,
                                      VAN DUSEN & FREEMAN